UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

PRIMO WATER CORPORATION
(Name of Registrant as Specified In Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

TIMOTHY P. HASARA

HENRIK JELERT

DEREK R. LEWIS

LORI T. MARCUS

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein (collectively, “Legion”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual and special meeting of shareowners (the “Annual and Special Meeting”) of Primo Water Corporation, a corporation continued under the laws of the Province of Ontario (the “Company”).

Item 1: On April 3, 2023, Legion issued the below press release as well as an open letter to shareowners of the Company. A copy of the letter is attached hereto as Exhibit 1 and is incorporated herein by reference.

Legion Partners Files Definitive Proxy Statement and Sends Letter to Primo Water Shareowners

LOS ANGELES--(BUSINESS WIRE)--Legion Partners Asset Management, LLC, together with its affiliates (collectively, “we” or “Legion Partners”), is a significant shareowner of Primo Water Corporation (“Primo” or the “Company”) (TSX/NYSE: PRMW). Today, Legion Partners announced that it has filed a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with Primo’s 2023 Annual and Special Meeting of Shareowners scheduled for May 3, 2023. In addition, Legion Partners sent a letter to the Company’s shareowners, which can be downloaded and viewed at the link above (via newswire), and which can be accessed on www.sec.gov and under the Company’s profile on SEDAR at www.sedar.com.

Learn how to vote for Legion Partners’ director candidates on the WHITE universal proxy card or WHITE voting instruction form by visiting www.PurifyThePrimoBoard.com, where shareowners can download a copy of our letter, review a copy of Legion Partners’ definitive proxy statement and sign up for future updates on Legion Partners’ campaign for boardroom change.

About Legion Partners

Legion Partners is an activist investment manager based in Los Angeles, CA, focused on U.S. small-cap companies. Legion Partners seeks to generate attractive long-term returns employing deep fundamental research, a concentrated portfolio and responsible, collaborative engagement as a catalyst for value creation. Founded in 2012, Legion Partners takes a value-driven approach to managing a high-conviction portfolio on behalf of sophisticated institutional and individual investors. Learn more at www.legionpartners.com.

Contacts

Media:

Longacre Square Partners

Scott Deveau / Dan Zacchei

PRMW@longacresquare.com

Item 2: Also on April 3, 2023, Legion launched a website to communicate with shareowners of the Company regarding the Annual and Special Meeting. The website address is www.PurifyThePrimoBoard.com. The following materials, including the letter to shareowners attached as Exhibit 1 hereto, were posted by Legion to www.PurifyThePrimoBoard.com: